EXHIBIT 99.4


MBNA MASTER CREDIT CARD TRUST 1992-3

KEY PERFORMANCE FACTORS
September, 1996

Scheduled Maturity                                                 6/15/98

Coupon                                                  	5.8500%


Excess Protection Level
   3 Month Average  	5.92%
      September, 1996  	6.05%
      August, 1996  	6.25%
      July, 1996  	5.47%

Cash Yield                                              	18.45%

Investor Charge Offs                                    	4.25%

Base Rate                                               	8.16%

Over 35 Day Delinquency                                 	4.69%

Seller's Interest                                       	23.38%

Total Payment Rate                                      	10.55%

Total Principal Balance                                $	8,569,976,593.09

Investor Participation Amount                          $	500,000,000.00

Seller Participation Amount                            $	2,003,309,926.38